Exhibit 99.1
Wynn Resorts, Limited Reports First Quarter 2021 Results

LAS VEGAS, May 10, 2021 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the quarter ended March 31, 2021.

Operating revenues were $725.8 million for the first quarter of 2021, a decrease of 23.9%, or $227.9 million, from $953.7 million for the first quarter of 2020. Net loss attributable to Wynn Resorts, Limited was $281.0 million, or $2.53 per diluted share, for the first quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $402.0 million, or $3.77 per diluted share, in the first quarter of 2020. Adjusted Property EBITDA (1) at our integrated resort properties increased $17.2 million, $50.2 million, and $43.0 million at Wynn Palace, our Las Vegas Operations, and Encore Boston Harbor, respectively, and decreased $2.7 million at Wynn Macau, when compared with the first quarter of 2020. Adjusted Property EBITDA at our Las Vegas Operations and Encore Boston Harbor for the first quarter of 2020 included the impact of $56.4 million and $19.3 million of expense, respectively, accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

"Our first quarter results reflect continued progress in our business as consumers began to once again travel to their favorite leisure and gaming destinations," said Matt Maddox, CEO of Wynn Resorts, Limited. "Wynn Las Vegas showed continued strength in the casino segment, with the property remaining the destination of choice for high quality gaming customers, while forward bookings in the leisure segment improved throughout the quarter. Encore Boston Harbor again delivered record Adjusted Property EBITDA on the back of solid execution across the property. In Macau, we experienced continued gradual improvement in visitation trends driving particular strength in premium mass casino and luxury retail."

"We are also pleased to announce our intention to fuel the growth of WynnBET through a merger of Wynn Interactive with Austerlitz Acquisition Corp I. We are proud to join forces with Bill Foley as we continue to aggressively scale in online sports betting and iGaming. With WynnBET now live in six states, we will be launching enhanced product features and expanding our market position in 2021."

Consolidated Results

Operating revenues were $725.8 million for the first quarter of 2021, a decrease of 23.9%, or $227.9 million, from $953.7 million for the first quarter of 2020. Operating revenues decreased $22.2 million, $49.8 million, $145.1 million, and $10.8 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the first quarter of 2020.

On a U.S. generally accepted accounting principles ("GAAP") basis, net loss attributable to Wynn Resorts, Limited was $281.0 million, or $2.53 per diluted share, for the first quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $402.0 million, or $3.77 per diluted share, in the first quarter of 2020. Adjusted net loss attributable to Wynn Resorts, Limited (2) was $268.0 million, or $2.41 per diluted share, for the first quarter of 2021, compared to adjusted net loss attributable to Wynn Resorts, Limited of $377.9 million, or $3.54 per diluted share, for the first quarter of 2020.

Adjusted Property EBITDA was $58.9 million for the first quarter of 2021. Adjusted Property EBITDA was $(5.3) million for the first quarter of 2020, which included the impact of $75.7 million of expense accrued during the quarter related to our commitment to pay salary, tips and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

Property Results

In response to the initial outbreak of COVID-19 in early 2020, each of our properties was subject to partial or full closure for varying lengths of time during 2020, and each has since reopened with certain COVID-19 specific protective measures in place. Although authorities around the world have eased COVID-19 protective measures and several vaccines have been granted authorization in numerous countries and are being rolled out to citizens based on availability and priority of need, certain travel restrictions, quarantine measures, testing requirements, and capacity limitations remain in effect, and the Company is currently unable to determine when protective measures will be lifted and when the Company will be able to resume certain offerings at our Macau Operations, Las Vegas Operations, and Encore Boston Harbor. On April 13, 2021, the Governor of Nevada announced that the statewide social distancing mandate will be removed and decisions on social distancing will be returned to local authority by May 1, with a goal to have all Nevada counties open to 100% of capacity by June 1. The Nevada Gaming Control Board will continue to maintain authority over gaming areas of licensed properties in Nevada. On May 3, 2021, the

Gaming Control Board announced that, effective immediately, the Company's Las Vegas Operations are permitted to reopen all gaming areas to 100% of capacity, with no continuing table game or slot machine spacing restrictions. On April 27, 2021, the Governor of Massachusetts announced a phased plan for further reopening and increased capacity over the next several months. Effective August 1, 2021, subject to public health and vaccination data, all industry restrictions will be lifted and capacity limits will increase to 100%.

Macau Operations

Wynn Palace

Operating revenues from Wynn Palace were $237.3 million for the first quarter of 2021, an 8.5% decrease from $259.5 million for the first quarter of 2020. Adjusted Property EBITDA from Wynn Palace was $27.4 million for the first quarter of 2021, compared with $10.2 million for the first quarter of 2020. VIP table games win as a percentage of turnover was 4.38%, above the property's expected range of 2.7% to 3.0% and above the 2.91% experienced in the first quarter of 2020. Table games win percentage in mass market operations was 21.7%, below the 27.5% experienced in the first quarter of 2020.

Wynn Macau

Operating revenues from Wynn Macau were $179.7 million for the first quarter of 2021, a 21.7% decrease from $229.5 million for the first quarter of 2020. Adjusted Property EBITDA was $16.6 million for the first quarter of 2021, compared with $19.2 million for the first quarter of 2020. VIP Table games win as a percentage of turnover was 3.25%, above the property's expected range of 2.7% to 3.0% and below the 4.14% experienced in the first quarter of 2020. Table games win percentage in mass market operations was 17.8%, below the 20.4% experienced in the first quarter of 2020.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $178.7 million for the first quarter of 2021, a 44.8% decrease from $323.8 million for the first quarter of 2020. Adjusted Property EBITDA from our Las Vegas Operations for the first quarter of 2021 was $28.1 million. Adjusted Property EBITDA from our Las Vegas Operations for the first quarter of 2020 was $(22.1) million, which included the impact of $56.4 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020. Table games win percentage for the first quarter of 2021 was 23.6%, within the property's expected range of 22% to 26% and above the 19.9% experienced in the first quarter of 2020.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $130.1 million for the first quarter of 2021, a 7.7% decrease from $140.9 million for the first quarter of 2020. Adjusted Property EBITDA from Encore Boston Harbor for the first quarter of 2021 was $30.4 million. Adjusted Property EBITDA from Encore Boston Harbor for the first quarter of 2020 was $(12.6) million, which included the impact of $19.3 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020. Table games win percentage for the first quarter of 2021 was 21.1%, within the property's expected range of 18% to 22% and above the 20.8% experienced in the first quarter of 2020.

Balance Sheet

Our cash and cash equivalents as of March 31, 2021 totaled $2.89 billion, comprised of approximately $1.80 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $248.4 million held by Wynn Resorts Finance excluding WML, and approximately $839.1 million at Corporate and other.

As of March 31, 2021, the available borrowing capacity under the Wynn Resorts Finance Revolver was $833.9 million. As of March 31, 2021, the available borrowing capacity under the Wynn Macau Revolver was $293.0 million.

Total current and long-term debt outstanding at March 31, 2021 was $11.95 billion, comprised of $5.96 billion of Macau related debt, $3.12 billion of Wynn Las Vegas debt, $2.26 billion of Wynn Resorts Finance debt, and $612.5 million of debt held by the retail joint venture which we consolidate.

As previously disclosed, on February 11, 2021, the Company completed a registered public offering of 7,475,000 newly issued shares of its common stock, par value $0.01 per share, at a price of $115.00 per share for proceeds of $841.9 million, net of

$17.7 million in underwriting discounts, commissions, and other expenses. The Company used $716.0 million of the net proceeds from this equity offering to repay the outstanding borrowings under the WRF Revolver in February 2021, and intends to use the remaining net proceeds for general corporate purposes.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on May 10, 2021 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before May 14, 2021, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended March 31, 2021 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the recent global pandemic of COVID-19, caused by a novel strain of the coronavirus, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development, and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net loss before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net loss attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net loss attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net loss attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating revenues:
Casino	$516,218	$570,789
Rooms	76,190	152,681
Food and beverage	68,509	149,414
Entertainment, retail and other	64,866	80,832
Total operating revenues	725,783	953,716
Operating expenses:
Casino	351,966	442,690
Rooms	33,535	73,480
Food and beverage	73,948	175,910
Entertainment, retail and other	62,560	45,580
General and administrative	179,774	234,328
Provision for credit losses	7,367	20,613
Pre-opening	1,627	2,551
Depreciation and amortization	185,121	178,746
Property charges and other	5,617	27,229
Total operating expenses	901,515	1,201,127
Operating loss	(175,732)	(247,411)
Other income (expense):
Interest income	904	7,953
Interest expense, net of amounts capitalized	(152,852)	(128,827)
Change in derivatives fair value	4,409	(15,660)
Loss on extinguishment of debt	(1,322)	(843)
Other	(11,093)	10,335
Other income (expense), net	(159,954)	(127,042)
Loss before income taxes	(335,686)	(374,453)
Provision for income taxes	(493)	(75,800)
Net loss	(336,179)	(450,253)
Less: net loss attributable to noncontrolling interests	55,201	48,216
Net loss attributable to Wynn Resorts, Limited	$(280,978)	$(402,037)
Basic and diluted net loss per common share:
Net loss attributable to Wynn Resorts, Limited:
Basic	$(2.53)	$(3.77)
Diluted	$(2.53)	$(3.77)
Weighted average common shares outstanding:
Basic	111,020	106,663
Diluted	111,020	106,663
Dividends declared per common share:	$—	$1.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss attributable to Wynn Resorts, Limited (1)	$(280,978)	$(402,037)
Pre-opening expenses	1,627	2,551
Property charges and other	5,617	27,229
Change in derivatives fair value	(4,409)	15,660
Loss on extinguishment of debt	1,322	843
Foreign currency remeasurement (gain) loss	11,093	(10,335)
Income tax impact on adjustments	—	64
Noncontrolling interests impact on adjustments	(2,268)	(11,895)
Adjusted net loss attributable to Wynn Resorts, Limited	$(267,996)	$(377,920)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(2.41)	$(3.54)

Weighted average common shares outstanding - diluted	111,020	106,663
(1) For the three months ended March 31, 2020, includes $75.7 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2021
	Operating loss	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(54,788)	$414	$67,010	$2,174	$8,178	$1,178	$3,203	$27,369
Wynn Macau	(16,952)	—	21,464	247	5,855	1,364	4,578	16,556
Other Macau	(3,270)	—	1,108	15	—	1,543	604	—
Total Macau Operations	(75,010)	414	89,582	2,436	14,033	4,085	8,385	43,925
Las Vegas Operations	(40,006)	511	48,103	2,427	8,608	5,414	3,024	28,081
Encore Boston Harbor	(18,633)	—	39,113	742	6,237	2,282	622	30,363
Corporate and other	(42,083)	702	8,323	12	(28,878)	6,140	12,315	(43,469)
Total	$(175,732)	$1,627	$185,121	$5,617	$—	$17,921	$24,346	$58,900

	Three Months Ended March 31, 2020
	Operating income (loss) (1)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(91,662)	$—	$67,009	$22,299	$9,425	$1,571	$1,534	$10,176
Wynn Macau	(16,083)	—	23,877	1,854	8,163	1,795	(398)	19,208
Other Macau	(3,517)	—	1,118	—	—	2,029	370	—
Total Macau Operations	(111,262)	—	92,004	24,153	17,588	5,395	1,506	29,384
Las Vegas Operations	(93,437)	1,139	47,245	113	15,205	6,289	1,369	(22,077)
Encore Boston Harbor	(60,618)	—	36,874	248	6,949	3,132	779	(12,636)
Corporate and other	17,906	1,412	2,623	2,715	(39,742)	9,376	5,710	—
Total	$(247,411)	$2,551	$178,746	$27,229	$—	$24,192	$9,364	$(5,329)
(1) Includes $56.4 million and $19.3 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020, for our Las Vegas Operations and Encore Boston Harbor, respectively.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss attributable to Wynn Resorts, Limited (1)	$(280,978)	$(402,037)
Net loss attributable to noncontrolling interests	(55,201)	(48,216)
Pre-opening expenses	1,627	2,551
Depreciation and amortization	185,121	178,746
Property charges and other	5,617	27,229
Corporate expenses and other	17,921	24,192
Stock-based compensation	24,346	9,364
Interest income	(904)	(7,953)
Interest expense, net of amounts capitalized	152,852	128,827
Change in derivatives fair value	(4,409)	15,660
Loss on extinguishment of debt	1,322	843
Other	11,093	(10,335)
Provision for income taxes	493	75,800
Adjusted Property EBITDA	$58,900	$(5,329)
(1) For the three months ended March 31, 2020, includes $75.7 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2021	2020	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$185,909	$207,576	(10.4)
Rooms	17,012	19,710	(13.7)
Food and beverage	11,672	13,298	(12.2)
Entertainment, retail and other	22,733	18,929	20.1
Total	$237,326	$259,513	(8.5)

Adjusted Property EBITDA (6)	$27,369	$10,176	169.0

Casino Statistics:
VIP:
Average number of table games	103	89	15.7
VIP turnover	$2,200,182	$4,792,454	(54.1)
VIP table games win (1)	$96,456	$139,569	(30.9)
VIP table games win as a % of turnover	4.38%	2.91%
Table games win per unit per day	$10,375	$20,257	(48.8)
Mass market:
Average number of table games	222	179	24.0
Table drop (2)	$607,518	$475,223	27.8
Table games win (1)	$131,649	$130,714	0.7
Table games win %	21.7%	27.5%
Table games win per unit per day	$6,596	$9,507	(30.6)
Average number of slot machines	687	733	(6.3)
Slot machine handle	$358,772	$424,714	(15.5)
Slot machine win (3)	$14,243	$18,405	(22.6)
Slot machine win per unit per day	$230	$326	(29.4)
Room statistics:
Occupancy	60.4%	41.6%
ADR (4)	$178	$294	(39.5)
REVPAR (5)	$108	$122	(11.5)
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2021	2020	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$138,927	$190,128	(26.9)
Rooms	14,702	15,911	(7.6)
Food and beverage	7,433	9,531	(22.0)
Entertainment, retail and other	18,589	13,919	33.6
Total	$179,651	$229,489	(21.7)

Adjusted Property EBITDA (6)	$16,556	$19,208	(13.8)

Casino Statistics:
VIP:
Average number of table games	90	81	11.1
VIP turnover	$1,804,382	$2,964,146	(39.1)
VIP table games win (1)	$58,635	$122,625	(52.2)
VIP table games win as a % of turnover	3.25%	4.14%
Table games win per unit per day	$7,239	$19,702	(63.3)
Mass market:
Average number of table games	240	183	31.1
Table drop (2)	$590,890	$578,235	2.2
Table games win (1)	$105,183	$117,941	(10.8)
Table games win %	17.8%	20.4%
Table games win per unit per day	$4,871	$8,372	(41.8)
Average number of slot machines	569	634	(10.3)
Slot machine handle	$301,271	$366,537	(17.8)
Slot machine win (3)	$10,208	$13,295	(23.2)
Slot machine win per unit per day	$199	$272	(26.8)
Poker rake	$—	$2,083	(100.0)
Room statistics:
Occupancy	60.8%	49.2%
ADR (4)	$242	$321	(24.6)
REVPAR (5)	$147	$158	(7.0)

Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2021	2020	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$79,903	$71,295	12.1
Rooms	39,761	106,105	(62.5)
Food and beverage	40,077	105,979	(62.2)
Entertainment, retail and other	18,975	40,445	(53.1)
Total	$178,716	$323,824	(44.8)

Adjusted Property EBITDA (6)	$28,081	$(22,077)	(227.2)

Casino Statistics:
Average number of table games	172	237	(27.4)
Table drop (2)	$324,531	$414,933	(21.8)
Table games win (1)	$76,653	$82,666	(7.3)
Table games win %	23.6%	19.9%
Table games win per unit per day	$4,957	$4,530	9.4
Average number of slot machines	1,547	1,766	(12.4)
Slot machine handle	$791,260	$664,834	19.0
Slot machine win (3)	$50,489	$46,674	8.2
Slot machine win per unit per day	$363	$343	5.8
Poker rake	$1,867	$2,175	(14.2)
Room statistics:
Occupancy	35.3%	80.1%
ADR (4)	$331	$374	(11.5)
REVPAR (5)	$117	$299	(60.9)
Note: Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020 and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. We are currently unable to determine when these measures will be lifted. In addition, on October 19, 2020, Encore at Wynn Las Vegas adjusted its operating schedule to five days/four nights each week due to reduced customer demand levels. This adjusted operating schedule remained in effect through the first quarter of 2021, and on April 8, 2021, Encore at Wynn Las Vegas resumed full operations.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2021	2020	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$111,479	$101,790	9.5
Rooms	4,715	10,955	(57.0)
Food and beverage	9,327	20,606	(54.7)
Entertainment, retail and other	4,569	7,539	(39.4)
Total	$130,090	$140,890	(7.7)

Adjusted Property EBITDA (6)	$30,363	$(12,636)	(340.3)

Casino Statistics:
Average number of table games	199	160	24.4
Table drop (2)	$234,562	$275,631	(14.9)
Table games win (1)	$49,377	$57,286	(13.8)
Table games win %	21.1%	20.8%
Table games win per unit per day	$2,752	$4,826	(43.0)
Average number of slot machines	1,889	2,837	(33.4)
Slot machine handle	$913,795	$767,739	19.0
Slot machine win (3)	$74,820	$59,448	25.9
Slot machine win per unit per day	$440	$283	55.5
Poker rake	$—	$5,105	(100.0)
Room statistics:
Occupancy	71.0%	75.8%
ADR (4)	$276	$292	(5.5)
REVPAR (5)	$196	$222	(11.7)
Note: Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, for the remainder of the first and second quarters of 2020. On July 12, 2020, Encore Boston Harbor reopened with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, and mask protection. In addition, upon reopening, certain food and beverage outlets remained closed, and hotel reservations were limited to Thursday through Sunday due to reduced customer demand levels. On November 6, 2020, Encore Boston Harbor temporarily suspended hotel operations and overnight casino operations pursuant to a state directive limiting the operating hours of certain businesses, including restaurants and casinos. On January 25, 2021, the limitations on operating hours were lifted, and Encore Boston Harbor restored 24-hour casino operations and reopened its hotel tower on a Thursday through Sunday weekly schedule. Accordingly, Encore Boston Harbor's room statistics have been computed based on 36 days of operations for the three months ended March 31, 2021 and 74 days of operations for the three months ended March 31, 2020, respectively.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Loss Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com